SEACOAST REPORTS THIRD QUARTER 2023 RESULTS
Well-Positioned Balance Sheet with Strong Capital and Liquidity
Organic Deposit Growth Highlights Third Quarter Results
Robust Capital Position Builds Quarter over Quarter

STUART, Fla., October 26, 2023 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the third quarter of 2023 of $31.4 million, or $0.37 per diluted share, compared to $31.2 million, or $0.37 per diluted share in the second quarter of 2023 and $29.2 million, or $0.47 per diluted share in the third quarter of 2022. For the nine months ended September 30, 2023, net income was $74.5 million, or $0.89 per diluted share, a decrease of 10% compared to the nine months ended September 30, 2022.
Adjusted net income1 for the third quarter of 2023 was $39.7 million, or $0.46 per diluted share, compared to $49.2 million, or $0.58 per diluted share in the second quarter of 2023 and $32.8 million, or $0.53 per diluted share in the third quarter of 2022. Adjusted net income1 for the nine months ended September 30, 2023 was $118.2 million, or $1.41 per diluted share, an increase of 23% compared to the nine months ended September 30, 2022.
Pre-tax pre-provision earnings1 were $43.4 million in the third quarter of 2023, an increase of 6% compared to the second quarter of 2023 and an increase of 1% compared to the third quarter of 2022. Pre-tax pre-provision earnings1 for the nine months ended September 30, 2023 were $130.6 million, an increase of $11.7 million, or 10%, when compared to the nine months ended September 30, 2022. Adjusted pre-tax pre-provision earnings1 were $54.8 million in the third quarter of 2023, a decrease of 15% compared to the second quarter of 2023 and an increase of 12% compared to the third quarter of 2022. Adjusted pre-tax pre-provision earnings1 for the nine months ended September 30, 2023 were $190.7 million, an increase of $53.6 million, or 39%, when compared to the nine months ended September 30, 2022.
For the third quarter of 2023, return on average tangible assets was 1.04% and return on average tangible shareholders' equity was 11.90%, compared to 1.06% and 12.08%, respectively, in the prior quarter, and 1.17% and 11.53%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 in the third quarter of 2023 was 1.12% and adjusted return on average tangible shareholders' equity1 was 12.79%, compared to 1.41% and 16.08%, respectively, in the prior quarter, and 1.27% and 12.48%, respectively, in the prior year quarter. For the nine months ended September 30, 2023, return on average tangible assets was 0.88% and return on average tangible shareholders' equity was 10.09%, compared to 1.11% and 10.82%, respectively, for the nine months ended September 30, 2022. For the nine months ended September 30, 2023, adjusted return on average tangible assets1 was 1.15% and adjusted return on average tangible shareholders' equity1 was 13.14%, compared to 1.24% and 12.13%, respectively, for the nine months ended September 30, 2022.
Charles M. Shaffer, Seacoast's Chairman and CEO said, "Seacoast continues to benefit from the strong deposit franchise, disciplined credit, and conservative balance sheet principles that have served us well over our 96-year history. Following a period of elevated acquisition activity and consistent with our relationship-driven approach, we concentrated during the quarter on organically generated deposit growth, using the funding to pay down brokered time deposits and wholesale borrowings while benefiting from the increase in our market share, to 15th from 18th, in the nation’s fastest-growing state.”
Shaffer added, “We continue to maintain strong credit quality, with non-performing loans declining from the prior quarter. Our balance sheet remains robust, with a Tier 1 capital ratio of 13.9% as of September 30, 2023, and the ratio of tangible common equity to tangible assets of 8.68%. Even if all held-to-maturity securities were adjusted to fair value, our tangible common equity to tangible assets ratio would be a very strong 7.89%. Our liquidity position is also strong with a loan-to-deposit ratio of 83%, providing balance sheet flexibility as we move forward.”
Shaffer concluded, "Given the backdrop of an inverted yield curve and slowing economic conditions, we are managing overhead carefully and completed our previously announced reduction in force late in the third quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

We will continue to position the Company prudently and manage overhead appropriately for the current operating environment.”
Financial Results
Income Statement
•Net income was $31.4 million, or $0.37 per diluted share, for the third quarter of 2023 compared to net income of $31.2 million, or $0.37 per diluted share, for the prior quarter, and $29.2 million, or $0.47 per diluted share, for the prior year quarter. For the nine months ended September 30, 2023, net income was $74.5 million, or $0.89 per diluted share, compared to $82.6 million, or $1.33 per diluted share, for the nine months ended September 30, 2022. The results for the nine months ended September 30, 2023 included the $26.6 million day-1 provision for credit losses on loans acquired in the Professional Bank acquisition. Adjusted net income1 for the third quarter of 2023 was $39.7 million, or $0.46 per diluted share, compared to $49.2 million, or $0.58 per diluted share, for the prior quarter, and $32.8 million, or $0.53 per diluted share, for the prior year quarter. For the nine months ended September 30, 2023, adjusted net income1 was $118.2 million, or $1.41 per diluted share, compared to $96.2 million, or $1.56 per diluted share, for the nine months ended September 30, 2022.
•Net revenues were $137.1 million in the third quarter of 2023, a decrease of $11.4 million, or 8%, compared to the prior quarter, and an increase of $32.7 million, or 31%, compared to the prior year quarter. For the nine months ended September 30, 2023, net revenues were $439.2 million, an increase of $144.3 million, or 49%, compared to the nine months ended September 30, 2022. Adjusted revenues1 were $137.5 million in the third quarter of 2023, a decrease of $11.2 million, or 8%, compared to the prior quarter, and an increase of $32.7 million, or 31%, compared to the prior year quarter. For the nine months ended September 30, 2023, adjusted revenues1 were $437.6 million, an increase of $141.6 million, or 48%, compared to the nine months ended September 30, 2022.
•Pre-tax pre-provision earnings1 were $43.4 million in the third quarter of 2023, an increase of 6% compared to the second quarter of 2023 and an increase of 1% compared to the third quarter of 2022. Pre-tax pre-provision earnings1 for the nine months ended September 30, 2023 were $130.6 million, an increase of $11.7 million, or 10%, when compared to the nine months ended September 30, 2022. Adjusted pre-tax pre-provision earnings1 were $54.8 million in the third quarter of 2023, a decrease of 15% compared to the second quarter of 2023 and an increase of 12% compared to the third quarter of 2022. Adjusted pre-tax pre-provision earnings1 for the nine months ended September 30, 2023 were $190.7 million, an increase of $53.6 million, or 39%, when compared to the nine months ended September 30, 2022
•Net interest income totaled $119.3 million in the third quarter of 2023, a decrease of $7.7 million, or 6%, from the second quarter of 2023 and an increase of $31.0 million, or 35%, compared to the third quarter of 2022. During the third quarter of 2023, higher interest expense on deposits was driven by higher rates, including new requirements by the Florida Bar Association for higher rates on certain trust accounts, and by changes in product mix. These were partially offset by higher interest income on securities and loans. Accretion on acquired loans totaled $14.8 million in the third quarter of 2023, $14.6 million in the second quarter of 2023, and $2.2 million in the third quarter of 2022. For the nine months ended September 30, 2023, net interest income was $377.4 million, an increase of $131.0 million, or 53%, compared to the nine months ended September 30, 2022. Accretion on acquired loans totaled $45.4 million for the nine months ended September 30, 2023, compared to $8.7 million for the nine months ended September 30, 2022.
•Net interest margin decreased 29 basis points to 3.57% in the third quarter of 2023 compared to 3.86% in the second quarter of 2023. Loan yields were 5.93%, up four basis points from the prior quarter, and reflected an increase of 148 basis points compared to the prior year quarter. The effect on loan yields of accretion of purchase discounts on acquired loans was an increase of 59 basis points in the third quarter of 2023, an increase of 58 basis points in the second quarter of 2023 and an increase of 14 basis points in the third quarter of 2022. Securities yields increased 19 basis points to 3.32%, compared to 3.13% in the prior quarter. The cost of deposits increased 41 basis points, from 1.38% in the prior quarter, to 1.79% for the third quarter of 2023.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Noninterest income totaled $17.8 million in the third quarter of 2023, a decrease of $3.8 million, or 18%, compared to the prior quarter, and an increase of $1.7 million, or 10%, compared to the prior year quarter. Of the $3.8 million decrease in the third quarter of 2023, $3.4 million resulted from the impact of the Durbin amendment, which became effective for Seacoast on July 1, 2023, and limits network interchange fees earned on debit card transactions. Also in the third quarter of 2023, changes in the interest rate environment resulted in losses of $0.4 million recognized as a result of declines in the value of investments in mutual funds holding CRA-qualified debt securities.
•The provision for credit losses was $2.7 million in the third quarter of 2023, compared to a net benefit of $0.8 million in the second quarter of 2023 and a provision of $4.7 million in the third quarter of 2022.
•Noninterest expense was $93.9 million in the third quarter of 2023, a decrease of $14.0 million, or 13%, compared to the prior quarter, and an increase of $32.6 million, or 53%, compared to the prior year quarter. Noninterest expense was $309.3 million for the nine months ended September 30, 2023, compared to $176.4 million in the nine months ended September 30, 2022. Changes compared to the second quarter of 2023 included:
•During the third quarter of 2023, the Company completed its reduction in force, reducing headcount by 6%, and consolidated a branch location.
•Salaries and wages increased $1.3 million to $46.4 million in the third quarter of 2023. The third quarter of 2023 included $3.2 million in severance-related expenses arising from the Company’s reduction in workforce. This compares to $1.6 million in merger-related expenses in the second quarter of 2023.
•Outsourced data processing costs decreased $11.5 million, or 57%, to $8.7 million in the third quarter of 2023. Included in the second quarter of 2023 were $10.9 million in merger-related expenses.
•Telephone/data lines decreased $0.1 million to $1.4 million and furniture and equipment decreased $0.3 million to $2.1 million in the third quarter of 2023.
•Marketing decreased $0.2 million to $1.9 million in the third quarter of 2023. Marketing expenses are expected to be higher in the fourth quarter of 2023.
•Occupancy costs decreased $0.7 million to $6.3 million in the third quarter of 2023 reflecting branch consolidation and cost synergies from recent acquisitions, including one additional branch consolidation in July.
•Legal and professional fees decreased $1.4 million to $2.7 million in the third quarter of 2023, with $1.7 million of merger-related expenses incurred in the second quarter of 2023.
•Other noninterest expenses decreased $1.1 million to $7.2 million in the third quarter of 2023, the benefit of acquisition-related cost synergies.
•Seacoast recorded $9.1 million of income tax expense in the third quarter of 2023, compared to $10.2 million in the second quarter of 2023, and $9.1 million in the third quarter of 2022.
•The efficiency ratio was 62.60% in the third quarter of 2023, compared to 67.34% in the second quarter of 2023 and 57.13% in the prior year quarter. The adjusted efficiency ratio1 was 60.19% in the third quarter of 2023, compared to 56.44% in the second quarter of 2023 and 53.28% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control. The increase in the adjusted efficiency ratio in the third quarter of 2023 reflects the impact of higher deposit rates, including the first full quarter of the Florida Bar Association’s change to rates required to be paid on certain trust accounts, and the first time impact of the Durbin Amendment on interchange income. The adjusted efficiency ratio1 for the nine months ended September 30, 2023 was 56.47% compared to 53.73% for the nine months ended September 30, 2022.

Balance Sheet
•At September 30, 2023, the Company had total assets of $14.8 billion and total shareholders' equity of $2.0 billion. Book value per share was $24.06 on September 30, 2023, compared to $24.14 on June 30, 2023, and
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

$20.95 on September 30, 2022. Tangible book value per share totaled $14.26 on September 30, 2023 compared to $14.24 on June 30, 2023 and $15.98 on September 30, 2022. Removing the impact of the change in accumulated comprehensive income, tangible book value per share would have been higher by $0.30, reaching $14.56, an increase of 8% on an annualized basis.
•Debt securities totaled $2.5 billion on September 30, 2023, a decrease of $90.8 million, or 3%, compared to June 30, 2023. Debt securities include approximately $1.8 billion in securities held at fair value and classified as available for sale. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $691.4 million in securities classified as held to maturity with a fair value of $537.2 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•Loans decreased $106.7 million when compared to the prior quarter, totaling $10.0 billion as of September 30, 2023. Loan originations were $244.6 million in the third quarter of 2023, a decrease of 53% compared to $518.9 million in the second quarter of 2023. New add on yields were near 8% during the third quarter of 2023. The Company continues to exercise a disciplined approach to lending, carefully underwriting loans to strict underwriting guidelines and setting high expectations for risk adjusted returns given the current environment.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $353.0 million on September 30, 2023, an increase of 24% from June 30, 2023, and a decrease of 43% from September 30, 2022.
•Commercial pipelines were $300.8 million as of September 30, 2023, an increase of 38% from $217.6 million at June 30, 2023, and a decrease of 43% from $530.4 million at September 30, 2022.
•Consumer pipelines were $24.5 million as of September 30, 2023, a decrease of $4.0 million from $28.4 million at June 30, 2023, and a decrease of 44% from $43.7 million at September 30, 2022.
•Residential saleable pipelines were $6.8 million as of September 30, 2023, compared to $11.5 million at June 30, 2023, and $6.6 million at September 30, 2022. Retained residential pipelines were $20.9 million as of September 30, 2023, compared to $27.1 million at June 30, 2023, and $60.7 million at September 30, 2022.
•Total deposits were $12.1 billion as of September 30, 2023, a decrease of $175.4 million when compared to June 30, 2023, and an increase of $3.3 billion, or 38%, compared to September 30, 2022. Excluding the paydown in brokered balances, total deposits increased $108.1 million, or 3.7% annualized, during the third quarter of 2023. Seacoast’s granular, longstanding deposit base is a hallmark of our franchise, and in the current economic environment serves as a significant source of strength.
•During the third quarter of 2023, the Company grew organic deposits 3.7% annualized and used the proceeds to pay down brokered deposits and FHLB borrowings, bolstering the balance sheet and supporting the net interest margin.
•At September 30, 2023, transaction account balances represented 55% of overall deposits.
•Noninterest demand deposits are a peer-leading 32% of overall deposits.
•The Company benefits from a granular deposit franchise, with the top ten depositors representing only 3% of total deposits.
•Average deposits per banking center were $157 million at September 30, 2023, unchanged from the prior quarter.
•Uninsured deposits represented only 34% of overall deposit accounts as of September 30, 2023. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 29% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 154% of uninsured deposits, and 182% of uninsured and uncollateralized deposits.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Consumer deposits represent 43% of overall deposit funding with an average consumer customer balance of $24 thousand. Commercial deposits represent 57% of overall deposit funding with an average business customer balance of $111 thousand.
•Year over year, the Company increased its deposit market share from #18 in 2022 to #15 in 2023.
•Federal Home Loan Bank advances totaled $110.0 million at September 30, 2023 with a weighted average interest rate of 2.88%. In the aggregate, borrowed funds, including FHLB advances, subordinated debt and brokered deposits represented only 4.1% of total liabilities as of September 30, 2023. During the third quarter of 2023, the Company paid down $333.4 million in FHLB advances and brokered deposits.

Asset Quality
•Net charge-offs of $12.7 million during the third quarter of 2023 included the complete charge-off of an $11.3 million acquired loan. The charge-off had no impact on earnings or capital, as the Company expected and fully reserved for the loss at acquisition through purchase accounting.
•Credit metrics remain strong with non-accruals and criticized assets at historically low levels. The Company remains diligent in its monitoring of these metrics, as well as changes in the broader economic environment.
•Nonperforming loans were $41.5 million at September 30, 2023, a decline from $48.3 million at June 30, 2023. Nonperforming loans to total loans outstanding were 0.41% at September 30, 2023, 0.48% at June 30, 2023, and 0.32% at September 30, 2022.
•Nonperforming assets to total assets decreased to 0.33% at September 30, 2023, compared to 0.37% at June 30, 2023, and increased from 0.23% at September 30, 2022.
•The ratio of allowance for credit losses to total loans was 1.49% at September 30, 2023, 1.58% at June 30, 2023, and 1.42% at September 30, 2022. The impact of the full charge-off of an $11.3 million acquired loan was partially offset by a build of allowance relating to macroeconomic outlook.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $306 thousand, and the average commercial loan size is $683 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 51% and 248% of total bank-level risk-based capital, respectively, compared to 52% and 256%, respectively, at June 30, 2023. On a consolidated basis, construction and land development and commercial real estate loans represent 48% and 234%, respectively, of total consolidated risk-based capital.

Capital and Liquidity
•The Company continues to operate with a fortress balance sheet with a Tier 1 capital ratio at September 30, 2023 of 13.9% compared to 13.5% at June 30, 2023, and 16.5% at September 30, 2022. The Total capital ratio was 15.0%, the Common Equity Tier 1 capital ratio was 13.3%, and the Tier 1 leverage ratio was 10.6% at September 30, 2023. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at September 30, 2023 totaled $696.0 million.
•The Company’s loan to deposit ratio was 83% at September 30, 2023, providing liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 8.68% at September 30, 2023, compared to 8.53% at June 30, 2023, and 9.79% at September 30, 2022. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 7.89%.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•At September 30, 2023, in addition to $696.0 million in cash, the Company had $5.7 billion in available borrowing capacity, including $4.8 billion in available collateralized lines of credit, $0.6 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion. These liquidity sources as of September 30, 2023 represented 182% of uninsured and uncollateralized deposits.
•In September 2023, Kroll Bond Rating Agency (“KBRA”) affirmed Seacoast’s senior unsecured debt rating (BBB+) and subordinated debt rating (BBB), with a “Stable” outlook for all long-term ratings.
•Under its share repurchase program, the Company is authorized to purchase up to $100 million of its shares of outstanding common stock.

Recognition
•In October 2023, Seacoast was recognized among Fortune’s Best Workplaces for Women for 2023. Seacoast sets a leading example by fostering inclusivity, empowering women, and creating a workplace where every individual can reach their full potential.
•Seacoast has been Certified™ by Great Place To Work® for 2023. As the global authority on workplace culture, Great Place To Work® brings 30 years of groundbreaking research and data to recognize workplaces that create the conditions for an overwhelmingly positive employee experience.
•Seacoast earned recognition from the South Florida Business Journal and the Orlando Business Journal as one of 2023’s Best Places to Work and has received similar honors the past two years from American Banker.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Selected balance sheet data:
Gross loans	$10,011,186	$10,117,919	$10,134,395	$8,144,724	$6,690,845
Total deposits	12,107,834	12,283,267	12,309,701	9,981,595	8,765,414
Total assets	14,823,007	15,041,932	15,255,408	12,145,762	10,345,235

Performance measures:
Net income	$31,414	$31,249	$11,827	$23,927	$29,237
Net interest margin	3.57%	3.86%	4.31%	4.36%	3.67%
Pre-tax pre-provision earnings[1]	43,383	40,864	46,321	45,999	43,143
Average diluted shares outstanding	85,666	85,536	80,717	71,374	61,961
Diluted earnings per share (EPS)	$0.37	$0.37	$0.15	$0.34	$0.47
Return on (annualized):
Average assets (ROA)	0.84%	0.84%	0.34%	0.78%	1.10%
Average tangible assets (ROTA)[2]	1.04	1.06	0.52	0.94	1.17
Average tangible common equity (ROTCE)[2]	11.90	12.08	5.96	10.36	11.53
Tangible common equity to tangible assets[2]	8.68	8.53	8.36	9.08	9.79
Tangible book value per share[2]	$14.26	$14.24	$14.25	$14.69	$15.98
Efficiency ratio	62.60%	67.34%	65.43%	63.39%	57.13%

Adjusted operating measures[1]:
Adjusted net income	$39,737	$49,203	$29,241	$39,926	$32,837
Adjusted pre-tax pre-provision earnings	54,806	64,856	71,081	66,649	48,989
Adjusted diluted EPS	0.46	0.58	0.36	0.56	0.53
Adjusted ROTA[2]	1.12%	1.41%	0.90%	1.36%	1.27%
Adjusted ROTCE[2]	12.79	16.08	10.34	15.05	12.48
Adjusted efficiency ratio	60.19	56.44	53.10	51.52	53.28
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.34	2.40	2.47	2.42	2.16

Other data:
Market capitalization[3]	$1,869,891	$1,880,407	$2,005,241	$2,233,761	$1,858,429
Full-time equivalent employees	1,570	1,670	1,650	1,490	1,156
Number of ATMs	97	96	97	100	79
Full-service banking offices	77	78	83	78	58
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call October 27th, 2023, at 10:00 a.m. (Eastern Time) to discuss the third quarter 2023 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 919-1728. Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $14.8 billion in assets and $12.1 billion in deposits as of September 30, 2023. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 77 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks; fraud or misconduct by internal or external actors, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses; risks related to environmental, social and governance (“ESG”) matters, the scope and pace of which could alter Seacoast’s reputation and shareholder, associate, customer and third-party affiliations; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and quarterly reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except ratios and per share data)	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22	3Q'23	3Q'22

Summary of Earnings
Net income	$31,414	$31,249	$11,827	$23,927	$29,237	$74,490	$82,580
Adjusted net income[1]	39,737	49,203	29,241	39,926	32,837	118,181	96,220
Net interest income[2]	119,505	127,153	131,351	119,858	88,399	378,009	246,803
Net interest margin[2,3]	3.57%	3.86%	4.31%	4.36%	3.67%	3.91%	3.44%
Pre-tax pre-provision earnings[1]	43,383	40,864	46,321	45,999	43,143	130,568	118,819
Adjusted pre-tax pre-provision earnings[1]	54,806	64,856	71,081	66,649	48,989	190,743	137,124

Performance Ratios
Return on average assets-GAAP basis[3]	0.84%	0.84%	0.34%	0.78%	1.10%	0.68%	1.03%
Return on average tangible assets-GAAP basis[3,4]	1.04	1.06	0.52	0.94	1.17	0.88	1.11
Adjusted return on average tangible assets[1,3,4]	1.12	1.41	0.90	1.36	1.27	1.15	1.24
Pre-tax pre-provision return on average tangible assets[1,3,4]	1.38	1.33	1.58	1.69	1.71	1.43	1.57
Adjusted pre-tax pre-provision return on average tangible assets[1,3,4]	1.55	1.85	2.18	2.28	1.89	1.85	1.77
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.34	2.40	2.47	2.42	2.16	2.40	2.05

Return on average shareholders' equity-GAAP basis[3]	6.01	6.05	2.53	6.03	8.60	4.94	8.08
Return on average tangible common equity-GAAP basis[3,4]	11.90	12.08	5.96	10.36	11.53	10.09	10.82
Adjusted return on average tangible common equity[1,3,4]	12.79	16.08	10.34	15.05	12.48	13.14	12.13
Efficiency ratio[5]	62.60	67.34	65.43	63.39	57.13	65.19	58.45
Adjusted efficiency ratio[1]	60.19	56.44	53.10	51.52	53.28	56.47	53.73
Noninterest income to total revenue (excluding securities gains/losses)	13.22	14.63	14.55	12.84	15.72	14.16	16.74
Tangible common equity to tangible assets[4]	8.68	8.53	8.36	9.08	9.79	8.68	9.79
Average loan-to-deposit ratio	82.63	83.48	82.43	77.67	73.90	82.86	71.92
End of period loan-to-deposit ratio	82.71	82.42	82.35	81.63	76.35	82.71	76.35

Per Share Data
Net income diluted-GAAP basis	$0.37	$0.37	$0.15	$0.34	$0.47	$0.89	$1.33
Net income basic-GAAP basis	0.37	0.37	0.15	0.34	0.48	0.89	1.35
Adjusted earnings[1]	0.46	0.58	0.36	0.56	0.53	1.41	1.56

Book value per share common	24.06	24.14	24.24	22.45	20.95	24.06	20.95
Tangible book value per share	14.26	14.24	14.25	14.69	15.98	14.26	15.98
Cash dividends declared	0.18	0.18	0.17	0.17	0.17	0.53	0.47

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22	3Q'23	3Q'22

Interest on securities:
Taxable	$21,401	$20,898	$19,244	$18,530	$15,653	$61,543	$38,081
Nontaxable	97	97	105	130	138	299	416
Interest and fees on loans	149,871	148,265	135,168	105,322	73,970	433,304	210,395
Interest on federal funds sold and other investments	8,477	5,023	3,474	3,127	1,643	16,974	4,493
Total Interest Income	179,846	174,283	157,991	127,109	91,404	512,120	253,385

Interest on deposits	38,396	27,183	16,033	3,934	1,623	81,612	3,384
Interest on time certificates	16,461	14,477	5,552	1,358	380	36,490	1,284
Interest on borrowed money	5,683	5,660	5,254	2,108	1,117	16,597	2,264
Total Interest Expense	60,540	47,320	26,839	7,400	3,120	134,699	6,932

Net Interest Income	119,306	126,963	131,152	119,709	88,284	377,421	246,453
Provision for credit losses	2,694	(764)	31,598	14,129	4,676	33,528	12,054
Net Interest Income After Provision for Credit Losses	116,612	127,727	99,554	105,580	83,608	343,893	234,399

Noninterest income:
Service charges on deposit accounts	4,648	4,560	4,242	3,996	3,504	13,450	9,713
Interchange income	1,684	5,066	4,694	4,650	4,138	11,444	12,521
Wealth management income	3,138	3,318	3,063	2,886	2,732	9,519	8,165
Mortgage banking fees	410	576	426	426	434	1,412	3,052
Insurance agency income	1,183	1,160	1,101	805	—	3,444	—
SBA gains	613	249	322	105	108	1,184	737
BOLI income	2,197	2,068	1,916	1,526	1,363	6,181	4,046
Other	4,307	4,755	6,574	3,239	4,186	15,636	11,320
	18,180	21,752	22,338	17,633	16,465	62,270	49,554
Securities (losses) gains, net	(387)	(176)	107	18	(362)	(456)	(1,114)
Total Noninterest Income	17,793	21,576	22,445	17,651	16,103	61,814	48,440

Noninterest expenses:
Salaries and wages	46,431	45,155	47,616	45,405	28,420	139,202	84,695
Employee benefits	7,206	7,472	8,562	5,300	4,074	23,240	13,726
Outsourced data processing costs	8,714	20,222	14,553	9,918	5,393	43,489	17,592
Telephone / data lines	1,409	1,518	1,081	1,185	973	4,008	2,614
Occupancy	6,349	7,065	6,938	5,457	5,046	20,352	13,082
Furniture and equipment	2,052	2,345	2,267	1,944	1,462	6,664	4,476
Marketing	1,876	2,047	2,238	1,772	1,461	6,161	4,514
Legal and professional fees	2,679	4,062	7,479	9,174	3,794	14,220	11,529
FDIC assessments	2,258	2,116	1,443	889	760	5,817	2,248
Amortization of intangibles	7,457	7,654	6,727	4,763	1,446	21,838	4,338
Foreclosed property expense and net loss (gain) on sale	274	(57)	195	(411)	9	412	(1,123)
Provision for credit losses on unfunded commitments	—	—	1,239	—	1,015	1,239	1,157
Other	7,210	8,266	7,137	6,114	7,506	22,613	17,576
Total Noninterest Expense	93,915	107,865	107,475	91,510	61,359	309,255	176,424

Income Before Income Taxes	40,490	41,438	14,524	31,721	38,352	96,452	106,415
Income taxes	9,076	10,189	2,697	7,794	9,115	21,962	23,835

Net Income	$31,414	$31,249	$11,827	$23,927	$29,237	$74,490	$82,580

Per share of common stock:

Net income diluted	$0.37	$0.37	$0.15	$0.34	$0.47	$0.89	$1.33
Net income basic	0.37	0.37	0.15	0.34	0.48	0.89	1.35
Cash dividends declared	0.18	0.18	0.17	0.17	0.17	0.53	0.47

Average diluted shares outstanding	85,666	85,536	80,717	71,374	61,961	83,993	61,867
Average basic shares outstanding	85,142	85,022	80,151	70,770	61,442	83,457	61,327

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2023	2023	2023	2022	2022

Assets
Cash and due from banks	$182,036	$164,193	$180,607	$120,748	$176,463
Interest bearing deposits with other banks	513,946	563,690	610,636	81,192	42,152
Total Cash and Cash Equivalents	695,982	727,883	791,243	201,940	218,615

Time deposits with other banks	4,357	2,987	3,236	3,236	4,481

Debt Securities:
Available for sale (at fair value)	1,841,845	1,916,231	2,015,967	1,871,742	1,860,734
Held to maturity (at amortized cost)	691,404	707,812	737,911	747,408	774,706
Total Debt Securities	2,533,249	2,624,043	2,753,878	2,619,150	2,635,440

Loans held for sale	2,979	5,967	2,838	3,151	1,620

Loans	10,011,186	10,117,919	10,134,395	8,144,724	6,690,845
Less: Allowance for credit losses	(149,661)	(159,715)	(155,640)	(113,895)	(95,329)
Net Loans	9,861,525	9,958,204	9,978,755	8,030,829	6,595,516

Bank premises and equipment, net	115,749	116,959	116,522	116,892	81,648
Other real estate owned	7,216	7,526	7,756	2,301	2,419
Goodwill	731,970	732,910	728,396	480,319	286,606
Other intangible assets, net	102,397	109,716	117,409	75,451	18,583
Bank owned life insurance	296,763	293,880	292,545	237,824	209,087
Net deferred tax assets	131,602	127,941	124,301	94,457	83,139
Other assets	339,218	333,916	338,529	280,212	208,081
Total Assets	$14,823,007	$15,041,932	$15,255,408	$12,145,762	$10,345,235

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$3,868,132	$4,139,052	$4,554,509	$4,070,973	$3,529,489
Interest-bearing demand	2,800,152	2,816,656	2,676,320	2,337,590	2,170,251
Savings	721,558	824,255	940,702	1,064,392	938,081
Money market	3,143,897	2,859,164	2,893,128	1,985,974	1,700,737
Other time certificates	821,406	628,036	598,483	369,389	312,840
Brokered time certificates	307,963	591,503	371,392	3,798	—
Time certificates of more than $250,000	444,726	424,601	275,167	149,479	114,016
Total Deposits	12,107,834	12,283,267	12,309,701	9,981,595	8,765,414

Securities sold under agreements to repurchase	276,450	290,156	267,606	172,029	94,191
Federal Home Loan Bank borrowings	110,000	160,000	385,000	150,000	—
Subordinated debt, net	106,136	105,970	105,804	84,533	71,857
Other liabilities	174,193	148,507	136,213	149,830	125,971
Total Liabilities	12,774,613	12,987,900	13,204,324	10,537,987	9,057,433

Shareholders' Equity
Common stock	8,515	8,509	8,461	7,162	6,148
Additional paid in capital	1,813,068	1,809,431	1,803,898	1,377,802	1,068,241
Retained earnings	453,117	437,087	421,271	423,863	412,166
Treasury stock	(14,035)	(14,171)	(13,113)	(13,019)	(11,539)
	2,260,665	2,240,856	2,220,517	1,795,808	1,475,016
Accumulated other comprehensive (loss) income, net	(212,271)	(186,824)	(169,433)	(188,033)	(187,214)
Total Shareholders' Equity	2,048,394	2,054,032	2,051,084	1,607,775	1,287,802
Total Liabilities & Shareholders' Equity	$14,823,007	$15,041,932	$15,255,408	$12,145,762	$10,345,235

Common shares outstanding	85,150	85,086	84,609	71,618	61,476

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22

Credit Analysis
Net charge-offs (recoveries)	$12,748	$705	$3,188	$782	$103
Net charge-offs (recoveries) to average loans	0.50%	0.03%	0.14%	0.04%	0.01%
Allowance for credit losses	149,661	159,715	155,640	113,895	95,329

Non-acquired loans at end of period	6,343,121	6,264,044	6,048,453	5,944,194	5,653,357
Acquired loans at end of period	3,668,065	3,853,875	4,085,942	2,200,530	1,037,488
Total Loans	$10,011,186	$10,117,919	$10,134,395	$8,144,724	$6,690,845

Total allowance for credit losses to total loans at end of period	1.49	1.58	1.54	1.40	1.42
Purchase discount on acquired loans at end of period	4.86	4.98	5.02	4.25	1.81

End of Period
Nonperforming loans	$41,508	$48,326	$50,787	$28,843	$21,464
Other real estate owned	221	530	530	530	109
Properties previously used in bank operations included in other real estate owned	6,995	6,996	7,226	1,771	2,310
Total Nonperforming Assets	$48,724	$55,852	$58,543	$31,144	$23,883

Nonperforming Loans to Loans at End of Period	0.41%	0.48%	0.50%	0.35%	0.32%
Nonperforming Assets to Total Assets at End of Period	0.33	0.37	0.38	0.26	0.23

	September 30,	June 30,	March 31,	December 31,	September 30,
Loans	2023	2023	2023	2022	2022

Construction and land development	$793,736	$794,371	$757,835	$587,332	$361,913
Commercial real estate - owner occupied	1,675,881	1,669,369	1,652,491	1,478,302	1,253,459
Commercial real estate - non-owner occupied	3,285,974	3,370,211	3,412,051	2,589,774	2,107,614
Residential real estate	2,418,903	2,396,352	2,354,394	1,849,503	1,599,765
Commercial and financial	1,584,050	1,610,895	1,650,485	1,348,636	1,182,384
Consumer	248,540	272,082	301,740	286,587	180,416
Paycheck Protection Program	4,102	4,639	5,399	4,590	5,294
Total Loans	$10,011,186	$10,117,919	$10,134,395	$8,144,724	$6,690,845

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	3Q'23			2Q'23			3Q'22
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,575,002	$21,401	3.32%	$2,673,633	$20,898	3.13%	$2,665,104	$15,653	2.35%
Nontaxable	15,280	119	3.11	15,621	120	3.08	22,064	174	3.15
Total Securities	2,590,282	21,520	3.32	2,689,254	21,018	3.13	2,687,168	15,827	2.36

Federal funds sold	547,576	7,415	5.37	327,433	4,313	5.28	203,815	1,062	2.07
Interest bearing deposits with other banks and other investments	90,039	1,062	4.68	90,783	710	3.14	45,193	581	5.10

Loans excluding PPP loans	10,039,270	150,037	5.93	10,096,394	148,420	5.90	6,597,828	73,730	4.43
PPP loans	4,341	11	1.01	4,834	12	1.00	10,114	320	12.54
Total Loans	10,043,611	150,048	5.93	10,101,228	148,432	5.89	6,607,942	74,050	4.45

Total Earning Assets	13,271,508	180,045	5.38	13,208,698	174,473	5.30	9,544,118	91,520	3.80

Allowance for credit losses	(158,440)			(156,207)			(91,348)
Cash and due from banks	168,931			165,625			331,947
Premises and equipment	116,704			117,726			76,357
Intangible assets	839,787			842,988			305,935
Bank owned life insurance	295,272			293,251			208,193
Other assets including deferred tax assets	372,241			415,208			210,136

Total Assets	$14,906,003			$14,887,289			$10,585,338

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,804,243	$15,013	2.12%	$2,666,314	$7,560	1.14%	$2,215,899	$757	0.14%
Savings	770,503	465	0.24	906,936	427	0.19	944,128	65	0.03
Money market	2,972,495	22,918	3.06	2,806,672	19,196	2.74	1,806,014	802	0.18
Time deposits	1,619,572	16,461	4.03	1,425,344	14,477	4.07	445,840	380	0.34
Securities sold under agreements to repurchase	327,711	2,876	3.48	244,824	1,593	2.61	111,902	309	1.10
Federal Home Loan Bank borrowings	111,087	888	3.17	251,596	2,272	3.62	—	—	—
Subordinated debt	106,036	1,919	7.18	105,861	1,795	6.80	71,810	808	4.46

Total Interest-Bearing Liabilities	8,711,647	60,540	2.76	8,407,547	47,320	2.26	5,595,593	3,121	0.22

Noninterest demand	3,987,761			4,294,251			3,529,844
Other liabilities	133,846			114,962			110,426
Total Liabilities	12,833,254			12,816,760			9,235,863

Shareholders' equity	2,072,747			2,070,529			1,349,475

Total Liabilities & Equity	$14,906,003			$14,887,289			$10,585,338

Cost of deposits			1.79%			1.38%			0.09%
Interest expense as a % of earning assets			1.81%			1.44%			0.13%
Net interest income as a % of earning assets		$119,505	3.57%		$127,153	3.86%		$88,399	3.67%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,649,127	$61,543	3.10%	$2,530,742	$38,081	2.01%
Nontaxable	15,721	370	3.14	22,842	526	3.07
Total Securities	2,664,848	61,913	3.10	2,553,584	38,607	2.02

Federal funds sold	336,022	12,444	4.95	526,890	2,693	0.68
Interest bearing deposits with other banks and other investments	90,511	4,530	6.69	45,483	1,801	5.29

Loans excluding PPP loans	9,835,653	433,786	5.90	6,444,253	208,052	4.32
PPP loans	4,831	35	0.97	32,597	2,584	10.60
Total Loans	9,840,484	433,821	5.89	6,476,850	210,636	4.35

Total Earning Assets	12,931,865	512,708	5.30	9,602,807	253,737	3.53

Allowance for credit losses	(151,613)			(89,700)
Cash and due from banks	185,426			362,369
Premises and equipment	116,840			75,617
Intangible assets	811,483			305,895
Bank owned life insurance	287,756			206,854
Other assets including deferred tax assets	402,175			220,790

Total Assets	$14,583,932			$10,684,632

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,642,180	$25,780	1.30%	$2,192,331	$1,240	0.08%
Savings	909,184	1,292	0.19	943,982	194	0.03
Money market	2,831,747	54,540	2.58	1,906,407	1,951	0.14
Time deposits	1,288,736	36,490	3.79	500,482	1,284	0.34
Securities sold under agreements to repurchase	249,242	5,333	2.86	116,805	442	0.51
Federal Home Loan Bank borrowings	214,415	5,936	3.70	—	—	—
Subordinated debt	103,469	5,328	6.88	71,741	1,823	3.40

Total Interest-Bearing Liabilities	8,238,973	134,699	2.19	5,731,748	6,934	0.16

Noninterest demand	4,204,389			3,462,931
Other liabilities	126,479			123,281
Total Liabilities	12,569,841			9,317,960

Shareholders' equity	2,014,083			1,366,672

Total Liabilities & Equity	$14,583,932			$10,684,632

Cost of deposits			1.33%			0.07%
Interest expense as a % of earning assets			1.39%			0.10%
Net interest income as a % of earning assets		$378,009	3.91%		$246,803	3.44%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2023	2023	2023	2022	2022

Customer Relationship Funding
Noninterest demand
Commercial	$3,089,488	$3,304,761	$3,622,441	$3,148,778	$2,827,591
Retail	570,727	615,536	673,686	764,274	447,848
Public funds	134,649	152,159	194,977	112,553	210,662
Other	73,268	66,596	63,405	45,368	43,388
Total Noninterest Demand	3,868,132	4,139,052	4,554,509	4,070,973	3,529,489

Interest-bearing demand
Commercial	1,618,755	1,555,486	1,233,845	886,894	759,286
Retail	994,224	1,058,993	1,209,664	1,191,192	1,199,112
Brokered	—	—	44,474	54,777	81,799
Public funds	187,173	202,177	188,337	204,727	130,054
Total Interest-Bearing Demand	2,800,152	2,816,656	2,676,320	2,337,590	2,170,251

Total transaction accounts
Commercial	4,708,243	4,860,247	4,856,286	4,035,672	3,586,877
Retail	1,564,951	1,674,529	1,883,350	1,955,466	1,646,960
Brokered	—	—	44,474	54,777	81,799
Public funds	321,822	354,336	383,314	317,280	340,716
Other	73,268	66,596	63,405	45,368	43,388
Total Transaction Accounts	6,668,284	6,955,708	7,230,829	6,408,563	5,699,740

Savings
Commercial	79,731	101,908	108,023	91,943	71,807
Retail	641,827	722,347	832,679	972,449	866,274
Total Savings	721,558	824,255	940,702	1,064,392	938,081

Money market
Commercial	1,625,455	1,426,348	1,542,220	932,518	788,009
Retail	1,362,390	1,275,721	1,279,712	984,561	857,914
Public funds	156,052	157,095	71,196	68,895	54,814
Total Money Market	3,143,897	2,859,164	2,893,128	1,985,974	1,700,737

Brokered time certificates	307,963	591,503	371,392	3,798	—
Other time certificates	1,266,132	1,052,637	873,650	518,868	426,856
	1,574,095	1,644,140	1,245,042	522,666	426,856
Total Deposits	$12,107,834	$12,283,267	$12,309,701	$9,981,595	$8,765,414

Customer sweep accounts	$276,450	$290,156	$267,606	$172,029	$94,191

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22	3Q'23	3Q'22

Net Income	$31,414	$31,249	$11,827	$23,927	$29,237	$74,490	$82,580

Total noninterest income	17,793	21,576	22,445	17,651	16,103	61,814	48,440
Securities losses (gains), net	387	176	(107)	(18)	362	456	1,114
BOLI benefits on death (included in other income)	—	—	(2,117)	—	—	(2,117)	—
Total Adjustments to Noninterest Income	387	176	(2,224)	(18)	362	(1,661)	1,114
Total Adjusted Noninterest Income	18,180	21,752	20,221	17,633	16,465	60,153	49,554

Total noninterest expense	93,915	107,865	107,475	91,510	61,359	309,255	176,424
Salaries and wages	—	(1,573)	(4,240)	(5,680)	—	(5,813)	(3,605)
Outsourced data processing costs	—	(10,904)	(6,551)	(2,582)	—	(17,455)	(1,052)
Legal and professional fees	—	(1,664)	(4,789)	(6,485)	(1,791)	(6,453)	(6,055)
Other categories	—	(1,507)	(1,952)	(1,393)	(263)	(3,459)	(1,073)
Total merger related charges	—	(15,648)	(17,532)	(16,140)	(2,054)	(33,180)	(11,785)
Amortization of intangibles	(7,457)	(7,654)	(6,727)	(4,763)	(1,446)	(21,838)	(4,338)
Branch reductions and other expense initiatives	(3,305)	(571)	(1,291)	(176)	(960)	(5,167)	(1,034)
Total Adjustments to Noninterest Expense	(10,762)	(23,873)	(25,550)	(21,079)	(4,460)	(60,185)	(17,157)
Total Adjusted Noninterest Expense	83,153	83,992	81,925	70,431	56,899	249,070	159,267

Income Taxes	9,076	10,189	2,697	7,794	9,115	21,962	23,835
Tax effect of adjustments	2,826	6,095	5,912	5,062	1,222	14,833	4,631
Adjusted Income Taxes	11,902	16,284	8,609	12,856	10,337	36,795	28,466
Adjusted Net Income	$39,737	$49,203	$29,241	$39,926	$32,837	$118,181	$96,220

Earnings per diluted share, as reported	$0.37	$0.37	$0.15	$0.34	$0.47	$0.89	$1.33
Adjusted Earnings per Diluted Share	0.46	0.58	0.36	0.56	0.53	1.41	1.56
Average diluted shares outstanding	85,666	85,536	80,717	71,374	61,961	83,993	61,867

Adjusted Noninterest Expense	$83,153	$83,992	$81,925	$70,431	$56,899	$249,070	$159,267
Provision for credit losses on unfunded commitments	—	—	(1,239)	—	(1,015)	(1,239)	(1,157)
Foreclosed property expense and net (loss) gain on sale	(274)	57	(195)	411	(9)	(412)	1,123
Net Adjusted Noninterest Expense	$82,879	$84,049	$80,491	$70,842	$55,875	$247,419	$159,233

Revenue	$137,099	$148,539	$153,597	$137,360	$104,387	$439,235	$294,893
Total Adjustments to Revenue	387	176	(2,224)	(18)	362	(1,661)	1,114
Impact of FTE adjustment	199	190	199	149	115	588	350
Adjusted Revenue on a fully taxable equivalent basis	$137,685	$148,905	$151,572	$137,491	$104,864	$438,162	$296,357
Adjusted Efficiency Ratio	60.19%	56.44%	53.10%	51.52%	53.28%	56.47%	53.73%

Net Interest Income	$119,306	$126,963	$131,152	$119,709	$88,284	$377,421	$246,453
Impact of FTE adjustment	199	190	199	149	115	588	350
Net Interest Income including FTE adjustment	$119,505	$127,153	$131,351	$119,858	$88,399	$378,009	$246,803
Total noninterest income	17,793	21,576	22,445	17,651	16,103	61,814	48,440
Total noninterest expense	93,915	107,865	107,475	91,510	61,359	309,255	176,424
Pre-Tax Pre-Provision Earnings	$43,383	$40,864	$46,321	$45,999	$43,143	$130,568	$118,819
Total Adjustments to Noninterest Income	387	176	(2,224)	(18)	362	(1,661)	1,114
Total Adjustments to Noninterest Expense	(11,036)	(23,816)	(26,984)	(20,668)	(5,484)	(61,836)	(17,191)
Adjusted Pre-Tax Pre-Provision Earnings	$54,806	$64,856	$71,081	$66,649	$48,989	$190,743	$137,124

Average Assets	$14,906,003	$14,887,289	$13,947,976	$12,139,856	$10,585,338	$14,583,932	$10,684,632
Less average goodwill and intangible assets	(839,787)	(842,988)	(750,694)	(521,412)	(305,935)	(811,483)	(305,895)
Average Tangible Assets	$14,066,216	$14,044,301	$13,197,282	$11,618,444	$10,279,403	$13,772,449	$10,378,737

Return on Average Assets (ROA)	0.84%	0.84%	0.34%	0.78%	1.10%	0.68%	1.03%
Impact of removing average intangible assets and related amortization	0.20	0.22	0.18	0.16	0.07	0.20	0.08
Return on Average Tangible Assets (ROTA)	1.04	1.06	0.52	0.94	1.17	0.88	1.11
Impact of other adjustments for Adjusted Net Income	0.08	0.35	0.38	0.42	0.10	0.27	0.13
Adjusted Return on Average Tangible Assets	1.12	1.41	0.90	1.36	1.27	1.15	1.24

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22	3Q'23	3Q'22
Pre-Tax Pre-Provision return on Average Tangible Assets	1.38%	1.33%	1.58%	1.69%	1.71%	1.43%	1.57%
Impact of adjustments on Pre-Tax Pre-Provision earnings	0.17	0.52	0.60	0.59	0.18	0.42	0.20
Adjusted Pre-Tax Pre-Provision Return on Tangible Assets	1.55	1.85	2.18	2.28	1.89	1.85	1.77

Average Shareholders' Equity	$2,072,747	$2,070,529	$1,897,045	$1,573,704	$1,349,475	$2,014,083	$1,366,672
Less average goodwill and intangible assets	(839,787)	(842,988)	(750,694)	(521,412)	(305,935)	(811,483)	(305,895)
Average Tangible Equity	$1,232,960	$1,227,541	$1,146,351	$1,052,292	$1,043,540	$1,202,600	$1,060,777

Return on Average Shareholders' Equity	6.01%	6.05%	2.53%	6.03%	8.60%	4.94%	8.08%
Impact of removing average intangible assets and related amortization	5.89	6.03	3.43	4.33	2.93	5.15	2.74
Return on Average Tangible Common Equity (ROTCE)	11.90	12.08	5.96	10.36	11.53	10.09	10.82
Impact of other adjustments for Adjusted Net Income	0.89	4.00	4.38	4.69	0.95	3.05	1.31
Adjusted Return on Average Tangible Common Equity	12.79	16.08	10.34	15.05	12.48	13.14	12.13

Loan interest income[1]	$150,048	$148,432	$135,341	$105,437	$74,050	$433,821	$210,636
Accretion on acquired loans	(14,843)	(14,580)	(15,942)	(9,710)	(2,242)	(45,365)	(8,679)
Loan interest income excluding accretion on acquired loans	$135,205	$133,852	$119,399	$95,727	$71,808	$388,456	$201,957

Yield on loans[1]	5.93	5.89	5.86	5.29	4.45	5.89	4.35
Impact of accretion on acquired loans	(0.59)	(0.58)	(0.69)	(0.49)	(0.14)	(0.61)	(0.18)
Yield on loans excluding accretion on acquired loans	5.34%	5.31%	5.17%	4.80%	4.31%	5.28%	4.17%

Net Interest Income[1]	$119,505	$127,153	$131,351	$119,858	$88,399	$378,009	$246,803
Accretion on acquired loans	(14,843)	(14,580)	(15,942)	(9,710)	(2,242)	(45,365)	(8,679)
Net interest income excluding accretion on acquired loans	$104,662	$112,573	$115,409	$110,148	$86,157	$332,644	$238,124

Net Interest Margin	3.57	3.86	4.31	4.36	3.67	3.91	3.44
Impact of accretion on acquired loans	(0.44)	(0.44)	(0.53)	(0.35)	(0.09)	(0.47)	(0.12)
Net interest margin excluding accretion on acquired loans	3.13%	3.42%	3.78%	4.01%	3.58%	3.44%	3.32%

Security interest income[1]	$21,520	$21,018	$19,375	$18,694	$15,827	$61,913	$38,607
Tax equivalent adjustment on securities	(22)	(23)	(26)	(34)	(35)	(71)	(109)
Security interest income excluding tax equivalent adjustment	$21,498	$20,995	$19,349	$18,660	$15,792	$61,842	$38,498

Loan interest income[1]	$150,048	$148,432	$135,341	$105,437	$74,050	$433,821	$210,636
Tax equivalent adjustment on loans	(177)	(167)	(173)	(115)	(80)	(517)	(241)
Loan interest income excluding tax equivalent adjustment	$149,871	$148,265	$135,168	$105,322	$73,970	$433,304	$210,395

Net Interest Income[1]	$119,505	$127,153	$131,351	$119,858	$88,399	$378,009	$246,803
Tax equivalent adjustment on securities	(22)	(23)	(26)	(34)	(35)	(71)	(109)
Tax equivalent adjustment on loans	(177)	(167)	(173)	(115)	(80)	(517)	(241)
Net interest income excluding tax equivalent adjustment	$119,306	$126,963	$131,152	$119,709	$88,284	$377,421	$246,453

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.